UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

___________________________________________________________________

Date of Report (Date of earliest event reported): December 29, 2025

HYPERSCALE DATA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-12711	94-1721931
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

11411 Southern Highlands Parkway, Suite 190, Las Vegas, NV 89141

(Address of principal executive offices) (Zip Code)

(949) 444-5464

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.001 par value	GPUS	NYSE American
13.00% Series D Cumulative Redeemable Perpetual Preferred Stock, par value $0.001 per share	GPUS PD	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders

On December 29, 2025, Hyperscale Data, Inc. (the “Company”) held its 2025 Annual Meeting of Stockholders (the “Meeting”). As of December 1, 2025, the record date for the Meeting, the Company had outstanding and entitled to vote (i) 323,323,914 shares of its Class A Common Stock, par value $0.001 per share (the “Class A Common Stock”), (ii) 24,468,726 shares of the Company’s Class B Common Stock, par value $0.001 per share, (iii) 3,000 shares of its Series B Convertible Preferred Stock, (iv) 50,000 shares of its Series C Convertible Preferred Stock, (v) 960 shares of its Series G Convertible Preferred Stock, and (vi) 4,000 shares of its Series H Convertible Preferred Stock, which together constitute all of the outstanding voting capital stock of the Company.

At the Meeting, the stockholders voted on five proposals, which are described in more detail in the Company’s definitive proxy statement on Schedule 14A filed with the U.S. Securities and Exchange Commission on December 4, 2025. At the Meeting, stockholders appointed six (6) directors and approved proposals 2, 3, 4 and 5, each of which were presented for a vote. In addition, proposal 6 set forth in the proxy statement for the Meeting to approve the adjournment of the Meeting to a later date or dates, if necessary or appropriate, to permit further solicitation and vote of proxies in the event that there not sufficient votes to approve other proposals before the Meeting was not presented at the Meeting, as there were sufficient votes present and cast in favor of such other matters to render such proposal moot. The tables below set forth the number of votes cast for and against or withheld, and the number of abstentions or broker non-votes, for each matter voted upon by the Company’s stockholders.

Proposal One: The election of six director nominees named by the Company to hold office until the next annual meeting of stockholders.

	For	Against	Abstain	Broker Non-Votes
Milton C. Ault, III	162,345,130	3,282,170	280,495	94,706,521
William B. Horne	162,542,944	2,954,347	410,504	94,706,521
Henry C. Nisser	162,612,442	2,888,323	407,030	94,706,521
Robert O. Smith	162,071,317	3,418,558	417,920	94,706,521
Jeffrey A. Bentz	162,259,842	3,218,247	429,706	94,706,521
Mordechai Rosenberg	162,145,993	3,331,327	430,475	94,706,521

Proposal Two: The ratification of CBIZ CPAs P.C., as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025.

For	Against	Abstain	Broker Non-Votes
247,848,230	8,362,279	4,403,806	1

Proposal Three: Approval of, on a non-binding advisory basis, the compensation of our named executive officers.

For	Against	Abstain	Broker Non-Votes
162,021,748	3,539,133	346,914	94,706,521

Proposal Four: Approval of, on a non-binding advisory basis, the frequency of advisory approval of the compensation of our named executive officers.

1 Year	2 Years	3 Years	Abstain	Broker Non-Votes
444,903	512,858	160,104,109	841,326	94,706,520

Following the Company’s receipt of the voting results on Proposal Four, the Company has determined to proceed with a frequency for voting on executive compensation of every three years.

Proposal Five: Approval of the Hyperscale Data, Inc. 2025 Stock Incentive Plan.

For	Against	Abstain	Broker Non-Votes
162,129,649	3,529,269	248,877	94,706,521

Proposal Six: Approval of the adjournment of the Meeting to a later date or time, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the Meeting, there are not sufficient votes to approve other proposals before the Meeting.

At the Meeting, the proposal to approve the adjournment of the Meeting to a later date or dates, if necessary or appropriate, to permit further solicitation and vote of proxies in the event that there were not sufficient votes to approve other proposals before the Meeting was moot as described above.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits:

Exhibit No.	Description
101	Pursuant to Rule 406 of Regulation S-T, the cover page is formatted in Inline XBRL (Inline eXtensible Business Reporting Language).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document and included in Exhibit 101).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HYPERSCALE DATA, INC.

Dated: December 29, 2025	/s/ Henry Nisser
Henry Nisser President and General Counsel